--------------------------------------------------------------------------------




                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ====================

                                   FORM 8-K/A
                              ====================


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                                August 10, 1999
                ------------------------------------------------
                Date of Report (Date of earliest event reported)

                               CELADON GROUP, INC.
             (exact name of registrant as specified in its charter)

       DELAWARE                        0-23192                13-3361050
----------------------------   ----------------------   ----------------------
(State or other jurisdiction   Commission File Number  (I.R.S. Employer Number)
 of incorporation or
 organization)


               One Celadon Drive, Indianapolis, Indiana 46236-4207
         --------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (317) 972-7000
         ---------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
         ---------------------------------------------------------------
              (Former name or former address, if changed since last
                                    report.)



--------------------------------------------------------------------------------

ITEM 2.        Acquisition or Disposition of Assets

     On August 10, 1999, Celadon Group, Inc. (the "Company") and Zipp Express, Inc. ("Zipp Express"), a wholly-owned subsidiary of the Company (the Company and Zipp Express collectively, the "Purchaser"), acquired certain assets of Zipp -- Express, Inc., an Indiana corporation ("Express") and Zipp Logistics, LLC, an Indiana limited liability company ("Logistics"), pursuant to an ASSET PURCHASE AGREEMENT (the "Agreement"), made and entered into by and among the Company, Zipp Express, Express, Logistics and Jerry L. Closser, Daniel J. Frieden, Ernest
F.  Krebs and  Richard E.  Williamson  (collectively  referred  to herein as the
"Shareholders"). Express and the Shareholders are referred to herein collectively, and when the context so requires, individually as "Seller". A copy of the Asset Purchase Agreement is annexed hereto as Exhibit 2.1.

     Pursuant to the Agreement, the Purchaser has purchased (i) all Equipment, Inventory, and Real Property Improvements (each of the forgoing as defined in the Agreement); (ii) Express' intellectual property (including, without limitation, all trademark, service mark, trade name or copyright rights and all trade secrets, know-how and proprietary information and processes), contract and warranty rights, business records, prepaid expenses, licenses and permits (to the extent transferable and/or assignable), accounts receivable, and claims, counterclaims and rights of setoff;(iii) certain of Express' Real Property; and
(iv) certain other assets owned by Express prior to the closing (collectively, the "Assets"). All of the Assets were used in or relate to Express and Logistics business as a provider of transportation services to and from Mexico and throughout the Midwest and will be used by Purchaser in or in connection with its transportation services offered from the United States and Canada to and from Mexico. In addition, several members of Express' management team have signed employment contracts with Purchaser.

     Purchaser has assumed only certain limited liabilities of Express. As consideration for the purchase of the Assets, Purchaser has paid to the Seller the sum of Twenty-Five Million Seven Hundred Seven Thousand Four Hundred Fifty-Five Dollars ($25,707,455.00), subject to adjustment as provided in
Section 1.6.5 of the Agreement. The funds needed to pay the Purchase Price were obtained by the Purchaser from its newly completed $60 million banking facility with ING Barings. The new banking arrangement includes a $30 million revolving loan and a $30 million term loan.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement filed with the 8-K dated August 10, 1999 as Exhibit 2.1.

ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
               INFORMATION AND EXHIBITS.

The Form 8-K originally filed on August 25, 1999 is being amended to incorporate the historical financial statements and related notes for the business acquired as well as to include pro forma financial information of Zipp Express, Inc. ("Zipp") giving effect to the Asset Purchase.


a) Financial statements of the business acquired prepared pursuant to Rule 3-05 of Regulation S-X:

Financial Statements of Zipp Express, Inc.

                                                                      Page

       Independent Auditors' Report                                     8
       Balance Sheets as of December 31, 1998
         and 1997                                                       9
       Statements of Income for the years ended
           December 31, 1998 and 1997                                  10
       Statements of Stockholder's Equity for the years
          ended December 31, 1998 and 1997                             11
       Statements of Cash Flows for the years
         months ended December 31, 1998 and 1997                       12
       Notes to Financial Statements                                13-17

Financial Statements of Zipp Express, Inc. (Unaudited)

       Condensed Consolidated Balance Sheet as of
         June 30, 1999                                                 18
       Condensed Consolidated Statements of Income for
         the six months ended June 30, 1999 and 1998                   19
       Condensed Consolidated Statements of Cash Flows
         the six months ended June 30, 1999 and 1998                   20
       Notes to Condensed Consolidated Financial Statements            21


b) Unaudited pro forma financial information required pursuant to Article 11 of egulation S-X:

Unaudited pro forma consolidated financial statements of Zipp Express

       Financial Statements                                            22
       Unaudited pro forma Consolidated Balance Sheet
         as of June 30, 1999                                           24
       Unaudited pro forma Consolidated Income Statement
          for the year ended June 30, 1999                             26

c)   Exhibits:

Exhibit No.                             Description
-----------                             -----------

2.1* Asset Purchase Agreement dated as of August 10, 1999 by and among Zipp - Express, Inc., Zipp Logistics, LLC, Jerry L. Closser, Daniel J. Frieden, Ernest F. Krebs and Richard E.Williamson, Celadon Group, Inc., and Zipp Express, Inc. (formerly known as Zipp AcquisitionCorp.).

22.1                Independent Auditors' Consent

99.1*               Press release dated August 11, 1999.


*Filed with 8-K dated August 25, 1999.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 25, 1999



                                         CELADON GROUP, INC.
                                         (Registrant)


                                         By: /s/ Paul Will
                                         Name: Paul Will
                                         Title: Chief Financial Officer

                               ZIPP EXPRESS, INC.

                              FINANCIAL STATEMENTS
                                       AND
                          INDEPENDENT AUDITORS' REPORT

                           December 31, 1998 and 1997

                               ZIPP EXPRESS, INC.


                                    CONTENTS


                                                                     Page

         Independent Auditors' Report                                 8

         Balance Sheets                                               9

         Statements of Income                                         10

         Statements of Stockholders' Equity                           11

         Statements of Cash Flows                                     12

         Notes to Financial Statements                                13-16

                          Independent Auditors' Report

Board of Directors
Zipp Express, Inc.

     We have audited the accompanying balance sheets of Zipp Express, Inc. as of December 31, 1998 and 1997, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zipp Express, Inc. at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

     As discussed in Note 10 to the financial statements, Zipp Express, Inc. sold substantially all of its assets and liabilities to Celadon Group, Inc. effective August 10, 1999.

     /s/ KATZ, SAPPER & MILLER, LLP
     Certified Public Accountants

     Indianapolis, Indiana March 4, 1999 (except for Note 10, as to which the date is August 10, 1999)

                                                ZIPP EXPRESS, INC.

                                                  BALANCE SHEETS
                                            December 31, 1998 and 1997

                                                      ASSETS
                                                                               1998                    1997
CURRENT ASSETS-Note 4
     Cash and cash equivalents                                         $              66,445    $            37,457
     Marketable securities-Note 2                                                  1,078,054                773,667
     Accounts receivable-trade, less allowance for
         doubtful accounts of $75,000 in 1998 and 1997                             4,209,530              4,014,554
     Note receivable-stockholder-Note 8                                               15,902                 14,978
     Driver advances                                                                  48,814                 55,887
     Prepaid expenses and other current assets                                       264,177                144,867
                                                                       ---------------------    -------------------
         Total Current Assets                                                      5,682,922              5,041,410
                                                                       ---------------------    -------------------

PROPERTY AND EQUIPMENT-Notes 4 and 9
     Land
     Buildings and improvements                                                       57,000                 57,000
     Revenue equipment                                                             1,538,473                714,390
     Machinery and equipment                                                      19,607,654             17,334,626
     Furniture and fixtures                                                        1,744,935              1,584,478
                                                                                   1,324,692              1,186,884
                                                                       ---------------------    -------------------
                                                                                  24,272,754             20,877,378
     Less:  Accumulated depreciation                                               9,029,330              8,333,993
                                                                       ---------------------    -------------------
         Total Property and Equipment                                             15,243,424             12,543,385
                                                                       ---------------------    -------------------

OTHER ASSETS
     Note receivable-stockholder-Note 8                                              298,929                314,831
     Advances to stockholders                                                         71,177                      -
                                                                       ---------------------    -------------------
         Total Other Assets                                                          370,106                314,831
                                                                       ---------------------    -------------------

         TOTAL ASSETS                                                  $          21,296,452    $        17,899,626
                                                                       =====================    ===================

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable                                                              1,828,804              1,773,818
     Accrued payroll and payroll taxes                                               901,438                340,730
     Accrued property taxes                                                          120,000                101,745
     Accrued expenses                                                                363,641                 93,305
     Note payable to bank-Note 4                                                      99,000                 79,000
     Current portion of long-term debt-Note 4                                      3,081,591              4,777,917
                                                                       ---------------------    -------------------

         Total Current Liabilities                                                 6,394,474              7,166,515

LONG-TERM DEBT, net of current portion above-Note 4                                6,957,932              4,557,458
                                                                       ---------------------    -------------------

         Total Liabilities                                                        13,352,406             11,723,973
                                                                       ---------------------    -------------------

STOCKHOLDERS' EQUITY
     Common stock, no par value; 1,000 shares
       authorized, issued and outstanding                                              2,500                  2,500
     Additional paid-in capital                                                       30,000                 30,000
     Retained earnings                                                             7,775,059              6,199,238
     Accumulated other comprehensive income-net
       unrealized holding gains (losses) on marketable
       securities-Note 2                                                             136,487                (56,085)
                                                                       ---------------------    -------------------
         Total Stockholders' Equity                                                7,944,046              6,175,653
                                                                       ---------------------    -------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $          21,296,452    $        17,899,626
                                                                       =====================    ===================

See Accompanying Notes to Financial Statements.

                                                ZIPP EXPRESS, INC.

                                               STATEMENTS OF INCOME
                                      Years Ended December 31, 1998 and 1997


                                                                          1998                      1997

REVENUE                                                          $           37,744,848    $           35,469,855
                                                                 ----------------------    ----------------------

OPERATING EXPENSES
     Salaries and wages                                                       9,026,393                 8,253,933
     Other fringes                                                            1,936,477                 1,737,712
     Operating supplies and expenses                                          4,357,771                 4,499,038
     General supplies and expenses                                              960,582                   817,621
     Operating taxes and licenses                                               638,958                   565,159
     Insurance                                                                1,080,127                 1,030,499
     Communications and utilities                                               294,307                   247,894
     Depreciation - Note 9                                                    2,617,782                 3,331,059
     Revenue equipment rents and purchased
     transportation transportation                                           13,257,287                12,595,207
     Building and office equipment rent                                         299,216                   241,504
     (Gain) loss on disposals of equipment                                     (19,383)                     6,533
     Miscellaneous expenses                                                      27,008                    17,501
                                                                 ----------------------    ----------------------
         Total Operating Expenses                                            34,476,525                33,343,860
                                                                 ----------------------    ----------------------

Net Operating Income                                                          3,268,323                 2,125,995
                                                                 ----------------------    ----------------------

OTHER INCOME (EXPENSE)
     Realized net gain on sales of marketable securities                         70,170                    93,504
     Interest expense                                                         (763,239)                 (781,657)
                                                                 ----------------------    ----------------------
         Total Other Income (Expense)                                         (693,069)                 (688,153)
                                                                 ----------------------    ----------------------

Net income before income Tax Benefit                                          2,575,254                 1,437,842

INCOME TAX BENEFIT - Note 3                                                          --                 1,352,500
                                                                 ----------------------    ----------------------

NET INCOME                                                       $            2,575,254    $            2,790,342
                                                                 ======================    ======================


See Accompanying Notes to Financial Statements.

                               ZIPP EXPRESS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                     Years Ended December 31, 1996 and 1997

                                                                                                  Accumulated
                                                                Additional                           Other              Total
                                                    Common        Paid-in        Retained        Comprehensive       Stockholders
                                                     Stock        Capital        Earnings        Income (Loss)          Equity

BALANCE AT DECEMBER 31, 1996                     $       2,500 $      30,000  $     3,408,896                      $      3,441,396
Compresensive Income:                                                                                              -----------------
  Net income                                                                        2,790,342                             2,790,342
  Unrealized net loss on marketable securities                                                $           (56,085)          (56,085)
                                                                                                                   -----------------
     Total Comprehensive Income                              -             -                -                   -         2,734,257
                                                 -------------  ------------  --------------- --------------------  ----------------
BALANCE AT DECEMBER 31, 1997                             2,500        30,000        6,199,238             (56,085)        6,175,653
                                                                                                                    ----------------

Comprehensive Income:
  Net income                                                                        2,575,254                             2,575,254
  Unrealized net gain on marketable securities                                                            188,510           188,510
  Add:  Reclassification adjustment                                                                         4,062             4,062
                                                                                                                    ---------------
     Total Comprehensive Income                                                                                           2,767,826
                                                                                                                    ---------------
Distributions to stockholders                                -             -         (999,433)                  -          (999,433)
                                                 ------------- -------------  --------------- -------------------  -----------------
BALANCE AT DECEMBER 31, 1998                     $       2,500 $      30,000  $     7,775,059 $           136,487  $      7,944,046
                                                 ============= =============  =============== ===================  =================

See Accompanying Notes to Financial Statements

                                                     ZIPP EXPRESS, INC.

                                            STATEMENTS OF STOCKHOLDERS' EQUITY
                                          Years Ended December 31, 1998 and 1997

                                                                              1998                            1997

OPERATING ACTIVITIES                                               $                2,575,254                       2,790,342
  Net income
  Adjustments  to  reconcile  net  income  to net
  cash  provided  by  operating activities:
     Depreciation                                                                   2,617,782                         331,059
     (Gain) on loss disposals of equipment                                           (19,383)                           6,533
     (Gain) on sales of marketable securities                                        (70,170)                        (93,504)
     Deferred income tax (benefit)                                                                                (1,352,500)
     (increase) decrease in certain current assets:
         Accounts receivable                                                        (194,976)                       (134,943)
         Driver advances                                                                7,073                          46,168
         Prepaid expenses and other current assets                                  (119,310)                          17,630
     Increase (decrease) in certain current liabilities:
         Accounts payable                                                              54,986                         400,808
         Accrued expenses                                                             849,299                       (185,346)
         Income taxes payble                                                                -                        (83,045)
                                                                   --------------------------       -------------------------
                  Net Cash Provided by Operating Acitivities                        5,700,555                       4,743,202
                                                                   --------------------------       -------------------------

INVESTING ACTIVITIES
  Purchases of properly and equipment                                             (3,931,348)                     (2,434,653)
  Proceeds from sales properly and equipment                                           96,726                          70,884
  Loans and advances to stockholders                                                 (71,177)                       (174,594)
  Collections on note receivable-stockholder                                           14,978                          13,833
  Proceeds from sales of marketable securities                                        767,261                         518,258
  Purchases of marketable  securities                                               (808,906)                       (904,627)
                                                                   --------------------------       -------------------------
                  Net Cash (Used) by investing Activities                         (3,932,466)                       2,910,899
                                                                   --------------------------       -------------------------

FINANCING ACTIVITIES
  Proceeds of line credit borrowings                                               13,544,000                    (11,222,000)
  Repayments of line of credit borrowings                                         (13,524,000)                   (11,143,000)
  Proceeds from long-term debt                                                      4,637,345                       1,988,598
  Principal payments on long-term debt                                            (5,397,013)                     (4,370,206)
  Distributions to stockholders                                                     (999,433)                              --
                                                                   --------------------------       -------------------------
                  Net Cash (Used) by Financing Acitivites                         (1,739,101)                     (2,302,608)
                                                                   --------------------------       -------------------------

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS                                        28,986                       (470,305)

CASH AND EQUIVALENTS
                                                                   --------------------------       -------------------------
  Beginning of Year                                                                    37,457                         507,762
                                                                   --------------------------       -------------------------

  End of Year                                                      $                   66,445       $                  37,457
                                                                   ==========================       =========================

SUPPLEMENTAL DISCLOSURES Cash paid during the year for:
     Interest expense                                              $                  668,368       $                 744,153
     Income taxes (net of refunds)                                                                                     89,622
  Noncash investing and financing activities:
     Equipment acquired and financed by lending institution                         1,463,816                       1,852,662
     Trade-in of equipment used to pay long-term debt                                 667,238                          52,358


See Accompanying Notes to Financial Statements.

                               ZIPP EXPRESS, INC.

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization: Zipp Express, Inc. (the Company) is primarily engaged in the long haul transportation over the road business and grants credit to customers located throughout the United States.

     Estimates: The Company uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses. Actual results could vary from the estimates that were used.

     Cash and Equivalents: For purposes of the statement of cash flow, cash equivalents may include bank time deposits, money market fund shares and all highly liquid debt instruments with original maturities of three months or less. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits.

     Investments in marketable securities are classified as "available-for-sale securities" and are carried at fair value based on quoted market prices. Unrealized holding gains and losses are not included in "net income", but are accounted for as "other comprehensive income" and reflected as a separate component of stockholders' equity. For purposes of determining the gain or loss on a sale of securities, the cost of the securities sold is determined by specifically-identified securities.

     Inventory of supplies is recorded at the lower of cost (first-in, first-out) or market.

     Property and Equipment are recorded at cost and are being depreciated over the expected useful lives of the assets using primarily the straight-line method. The estimated useful lives are as follows:

        Buildings and Improvements           19-31 years
        Revenue Equipment                    4-7 years
        Machinery and Equipment              5 years
        Furniture and Fixtures               4-5 years

     Long-lived assets, including the Company's property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amount to future net undiscounted cash flows expected to be generated by the related asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair market value of the assets. To date, no adjustments to the carrying amount of long-lived assets have been required.

     Advertising Costs are expensed as incurred and totaled $100,110 in 1998 and $83,929 in 1997.

     Income Taxes: Effective January 1, 1997, the stockholders consented to the Company's election to be taxed as an S corporation under the applicable provisions of the Internal Revenue Code, wherein the stockholders are taxed directly on the Company's income.

NOTE 2 - MARKETABLE SECURITIES

         Following is a summary of the investment in marketable securities classified as "available for sale" at December 31, 1998 and 1997:



                                                    1998                                              1997
                                                    ----                                              ----
                                                                  Unrealized                                     Unrealized
                               Fair Value           Cost          Gain (Loss)      Fair Value         Cost         (Loss)

Equity securities             $   778,352         $623,694         $154,658         $460,318        $482,313      $(21,995)

Debt securities                   299,702          317,873         (18,171)          313,349         333,603       (20,254)
                             ------------        ---------       ----------        ---------       ---------     ----------
Total                          $1,078,054         $941,567         $136,487         $773,667        $815,916      $(42,249)
                               ==========         ========         ========         ========        ========      ========


At December 31, 1998 and 1997, investments in debt securities classified as available for sale mature as follows:



                                                                1998                                             1997
                                                                ----                                             ----

                               Within                            After           Within                           After
                               1 Year        1-10 Years        10 Years          1 Year        1-10 Years       10 Years
Debt securities               $ 50,540        $ 199,552        $ 49,610         $ 10,398        $ 287,193       $ 15,758
                              ========        =========        ========         ========        =========       ========


NOTE 3 - INCOME TAXES

     In 1997, the Company recognized an income tax benefit of $1,352,500 due to the Company's election to be taxed as an S corporation effective January 1, 1997. The tax benefit resulted from the reversal of the Company's existing deferred tax liability at the date of the S corporation election.

NOTE 4 - DEBT AND CREDIT AGREEMENTS

     The Company has a bank line of credit for short-term bank borrowings of up to $1,500,000. Actual borrowings are limited to a formula based on outstanding account receivables. Availability is reduced by the amount of outstanding letters of credit as prescribed by the line of credit agreement. At December 31, 1998, the Company had borrowed $99,000 against the line of credit, which expires on July 1, 1999. Interest on short-term borrowings is payable monthly at the Bank's prime lending rate. The loans are secured by accounts receivable, equipment, inventory and general intangibles.

     The line of credit agreement contains restrictions on sales of stock, guaranties, and liens. In addition, the agreement requires the Company to maintain a minimum cash flow coverage ratio, as defined, of 1.1 to 1.0, a leverage ratio, as defined, not to exceed 3.5 to 1.0, and a minimum tangible net worth, as defined, of $6,000,000.

     The line of credit agreement also provides for a line of credit for equipment purchases of up to $10,000,000. Equipment borrowings are payable over five years at a rate agreed upon by the Company and the bank at the time the loan is made. The Company has $8,711,773 outstanding on the equipment line of credit at December 31, 1998.

Letters of credit totaling $190,875 were outstanding at December 31, 1998.

     At December 31, 1998 and 1997, long-term debt of $10,039,523 and $9,335,375, respectively, was comprised of various installment notes for equipment totaling $8,879,523 and $8,912,362, respectively, with interest rates ranging from 6.25% to 8.08% and a mortgage loan of $1,160,000 in 1998, with an interest rate of 7.2%. The notes are payable in monthly installments and are secured by the related revenue equipment, property and equipment.

NOTE 4 - DEBT AND CREDIT ARRANGEMENTS (CONTINUED)

     At December 31, 1998, the aggregate long-term debt maturities were as follows:

           Payable In                                      Principal

           1999                                           $ 3,081,591
           2000                                             2,962,645
           2001                                             2,982,671
           2002                                                56,615
           2003                                               956,001
                                                         ------------

           Total                                          $10,039,523

NOTE 5 - OPERATING LEASES

         The Company leases various equipment under noncancellable operating leases. Rent expense under these leases was $98,228 in 1998 and $102,155 in 1997. The minimum future lease payments required by these leases at December 31, 1998 were as follows:

           Payable In                                   Rental Payments

           1999                                              $202,720
           2000                                               176,346
           2001                                               133,172
           2002                                                30,784
                                                             --------

           Total                                             $543,022

NOTE 6 - EMPLOYEE BENEFIT PLAN

     The Company has established a 401k retirement savings plan. Any employee who has completed 90 days of services and has reached their twenty-first birthday is eligible to participate. The Company contributes a matching contribution equal to 25% of the first 6% of the deferred compensation. In addition, the Company may, at the discretion of its Board of Directors, contribute an additional amount. No such discretionary contributions were made in 1998 and 1997. Contributions made by the Company were $38,702 in 1998 and $23,920 in 1997.

NOTE 7 - MAJOR CUSTOMER

     The Company has a major customer in the automotive industry that accounted for 15% of its total revenue for 1998 and 1997. In 1998, the Company entered into a three-year contract to provide transportation services to this customer.

NOTE 8 - NOTE RECEIVABLE-STOCKHOLDER

     The Company had a note receivable from a stockholder of $314,831 and $329,809 at December 31, 1998 and 1997, respectively. The note requires monthly installment payments of $2,863 through July 2012. The note bears interest at 6% and is unsecured.

NOTE 9 - CHANGE IN ACCOUNTING ESTIMATE

     During 1998, the Company increased its estimate of the salvage value of certain revenue equipment to reflect changes in the utilization of revenue equipment. This change had the effect of decreasing depreciation expense and increasing net income for 1998 by $1,041,437.

NOTE 10 - SUBSEQUENT EVENT

     Effective August 10, 1999, the Company sold substantially all of its assets to Celadon Group, Inc. The Company received cash of $15,225,000 and a promissory note of $500,000. Additionally, Celadon Group, Inc. assumed $9,982,455 of the Company's liabilities. The transaction resulted in a gain of approximately $8.9 million that will be included in 1999 operations.

                               ZIPP EXPRESS, INC.
                       CONDENSED BALANCE SHEET (UNAUDITED)
                                 (in thousands)

                                                            June 30,
                                                             1999
                                                             ----

                                   A S S E T S

Current assets:

Cash and cash equivalents                                  $  350
Marketable securities                                         765
Trade receivables, (net of allowance of $75)                4,590
Accounts receivable other                                      96

Prepaid expenses and other current assets                     530

Tires in service                                               38
                                                           ------
                  Total current assets                      6,369

Property and equipment                                     25,654

Accumulated depreciation                                   (9,848)
                                                          -------
Property (Net)                                             15,806

                  Total assets                           $ 22,175
                                                         ========


      L I A B I L I T I E S  A N D  S T O C K H O L D E R S'  E Q U I T Y

Current liabilities:

Bank borrowings and current maturities of long-term debt $  3,245
Accounts payable                                            2,841

Accrued expenses                                            1,010

                  Total current liabilities                 7,096

Long-term debt, net of current maturities                   6,738

                  Total liabilities                        13,834

Stockholders' equity :
Common stock and additional paid-in capital                    33
Retained earnings                                           8,308

Total stockholders' equity                                  8,341
                                                         --------
Total liabilities and stockholders' equity               $ 22,175
                                                         ========

                               ZIPP EXPRESS, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                                 (in thousands)


                                                Six months ended June 30,
                                           1999                        1998
                                           ----                        ----

Revenue                                $ 21,084                    $ 19,134
                                       --------                    --------

Expenses:

Operating Expense                        15,499                      14,062
Depreciation Expense                      1,311                       1,799
Administrative, general and selling       1,842                       1,999
Interest and other Expense                  231                         174
                                     ----------                 -----------

         Total Expenses:                 18,883                      18,034
                                      ---------                   ---------
Income before income taxes                2,201                       1,100
                                             39                         ---
                                     ----------              --------------
Provision for income taxes
Net Income                            $   2,162                   $   1,100
                                      =========                   =========


                                                 ZIPP EXPRESS INC.
                            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                                  (in thousands)

                                                                                             Six months ended June 30,
                                                                                        1999                      1998
                                                                                        ----                      ----
OPERATING ACTIVITIES:
         Net Income                                                                 $  2,162                   $ 1,100
         Adjustments to reconcile net income to net cash
         provided by operating activities:
              Depreciation                                                             1,311                     1,799
         Changes in assets and liabilities:
              Accounts receivable                                                      (380)                      (53)
              Prepaid expenses and other current assets                                (328)                     (631)
              Accounts payable                                                         1,012                       242
              Accrued expenses                                                         (488)                       158
                                                                                   ---------                  --------
                     Net Cash Provided by Operating Activities                         3,289                     2,615
                                                                                   ---------                  --------
INVESTING ACTIVITIES
         Purchases of property and equipment                                         (1,885)                   (2,202)
         Proceeds from sales of property and equipment                                    11                        36
         Collections on note receivable-stockholder                                      370                       ---
         Proceeds from sales of marketable securities                                    335                       496
         Purchases of marketable securities                                             (58)                     (662)
                                                                                   ---------                 ---------
                     Net Cash (Used) by Investing Activities                         (1,227)                   (2,332)
                                                                                   ---------                 ---------
FINANCING ACTIVITIES
         Proceeds of line of credit borrowings                                         9,654                     8,335
         Repayments of line of credit borrowings                                     (9,590)                   (7,961)
         Proceeds from long-term debt                                                  1,532                     2,270
         Principal payments on long-term debt                                        (1,751)                   (2,680)
         Distributions to stockholders                                               (1,623)                     (250)
                                                                                   ---------                 ---------
                     Net Cash (Used) by Financing Activities                         (1,778)                     (286)
                                                                                   ---------                 ---------
NET INCREASE (DECREASE IN CASH AND EQUIVALENTS                                           284                       (3)

CASH AND EQUIVALENTS
         Beginning of Period                                                              66                        37
                                                                                 -----------                ----------
         End of Period                                                             $     350                 $      34

                                                                                 ===========                ==========

                                ZIPP EXPRESS INC.
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and include all adjustments (consisting only of normal recurring adjustments) which Zipp Express, Inc. considers necessary for a fair presentation of the financial position, operating results and cash flows for those periods. Results for the interim periods are not necessary indicative of the results for the entire year. These condensed consolidated financial statements, and notes thereto, should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 1998.

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


     In August 1999, Celadon Group, Inc. ("Celadon") acquired certain assets and assumed certain limited liabilities of Zipp -- Express, Inc., an Indiana corporation ("Zipp") and Zipp Logistics, LLC, an Indiana limited liability company ("Logistics") and other acquisition related costs.

     The following Pro Forma Financial information is based on the historical financial statements of Celadon and adjusted to give effect to the acquisition. The Pro Forma Combined Statement of Income for the year ended June 30, 1999, give effect to the acquisition as if it had occurred on July 1, 1998. The Pro Forma Combined Balance Sheet gives effect to the acquisition as if it had occurred on June 30, 1999. In opinion of management, the historical consolidated financial statements of Celadon and Zipp reflect all adjustments, which are of a normal recurring nature, to present fairly Celadon and Zip p's financial position and results of operations as of and for the twelve months ended June 30, 1999. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

     Zipp's fiscal year end differs from the Celadon's fiscal year end. Celadon's fiscal year end is June 30 and Zipp's fiscal year end is December 31. However, the unaudited pro forma Combined Income Statement for all periods have been combined using the same periods for both Celadon and Zipp.

     The unaudited pro forma condensed financial statements are not necessarily indicative of the actual financial position or results of operations that would have occurred had the acquisition been consummated as of the dates or for the periods presented, or of future financial positions or results of operations of the combined companies.

     The acquisition was accounted for using the purchase method of accounting. The total purchase price for the acquisition has been allocated to tangible and identifiable intangible assets and liabilities based upon management's preliminary estimates of their fair value with the excess of purchase price over fair value of assets acquired allocated to goodwill. The allocation of the purchase price for the acquisition is subject to revision when additional information concerning asset and liabilities valuations is obtained. In management's opinion, the asset and liability valuations for the acquisition will not be materially different from the pro forma information presented. For purposes of presenting pro forma results, no changes in revenues and expenses have been made to reflect the results of any modification to operations that might have been made had the acquisition been consummated on the assumed effective date of the Acquisition. The pro forma expenses include the recurring cost, which are directly attributable to the acquisition, such as interest expense, depreciation expense and amortization of goodwill.

                                    CELADON GROUP, INC. AND ZIPP EXPRESS, INC.
                                    UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                                   June 30, 1999
                                                  (in thousands)


                                                                                                            PRO FORMA
               ADJUSTMENT
              A S S E T S                                             CELADON (1)         ZIPP (2)        ENTRIES          COMBINED
                                                                      --------            -----           -------          --------
Current assets:
Cash and cash equivalents                                                   695              350            (196) (3)          849
Marketable securities                                                       ---              765            (765) (3)          ---
Trade receivables, net of allowance                                      43,884            4,590             ---            48,474
Accounts receivable - other                                               5,336               96             ---             5,432
Prepaid expenses and other current assets                                 6,941              530            (121) (3)        7,350

Tires in service                                                          4,179               38             ---             4,217
Income tax recoverable                                                       29              ---             ---                29
Deferred income taxes                                                     4,847              ---             ---             4,847
                                                                  -------------   --------------  --------------         ---------
         Total current assets                                            65,911            6,369          (1,082)           71,198
Property and equipment, net of accumulated depreciation                 107,584           15,806            (937) (4)      122,453
Tires in service                                                          2,331              ---             ---             2,331
Goodwill, net of accumulated amortization                                10,967              ---           10,103 (5)       21,070
Other assets                                                              1,966              ---              ---            1,966
                                                                  -------------   --------------   --------------        ---------
         Total assets                                                $  188,759        $  22,175       $    8,084        $ 219,018
                                                                     ==========        =========       ==========        =========

         L I A B I L I T I E S   A N D   S T O C K H O L D E R'S    E Q U I T Y
Current liabilities:
Accounts payable                                                      $   5,505        $   2,841              ---         $  8,346
Accrued expenses                                                         17,953            1,010              700 (7)       19,663
Bank borrowings and current maturities of long-term debt                  7,239            3,245           (3,053)(7)        7,431
Current maturities of capital lease obligations                          15,099              ---              ---           15,099
                                                                   ------------   --------------   --------------        ---------
         Total current liabilities                                       45,796            7,096          (2,353) (7)       50,539
Long-term debt, net of current maturities                                18,613            6,738           18,778 (7)       44,129
Capital lease obligations, net of current maturities                     52,967              ---              ---           52,967
Deferred income taxes                                                    14,065              ---              ---           14,065
                                                                   ------------   --------------   --------------        ---------
         Total liabilities                                              131,441           13,834           16,425          161,700
Minority interest                                                            12              ---              ---               12
Stockholders' equity :
         Common stock                                                       257                3               (3)(6)          257
         Additional paid-in capital                                      56,679               30              (30)(6)       56,679
         Retained earnings                                                1,319            8,308           (8,308)(6)        1,139
         Accumulated other comprehensive income                           (605)              ---              ---             (605)
         Treasury stock                                                   (344)              ---              ---             (344)
                                                                  -------------   --------------   --------------        ---------
Total stockholders' equity                                               57,306            8,341           (8,341)(6)       57,419
                                                                   ------------      -----------      -----------        ---------
                                                                     $  188,759        $  22,175       $    8,084        $ 219,018
                                                                     ==========        =========       ==========        =========

Total liabilities and stockholders' equity

NOTES TO PRO FORMA COMBINED BALANCE SHEET

(1)  As reported in Celadon Group Inc.'s June 30, 1999 Form 10K.

(2)  Reflects  the  Zipp's   balance   sheet  as  of  June  30,  1999.   Certain
     reclassifications have been made to present Zipp on a basis consistent with Celadon.

(3) To eliminate certain assets from Zipp's June 30, 1999 balance sheet which are not included in the net assets acquired.

(4) To adjust Zipp acquired property and equipment to fair value as of June 30, 1999.

(5) Represents the excess of the purchase price over the net assets acquired, as reflected in Zipp's historical financial statements.

(6)  To eliminate Zipp's historical stockholder's equity.

(7)  To record debt and other liabilities incurred to finance the acquisition.

                                   CELADON GROUP, INC. AND ZIPP EXPRESS, INC.
                                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                                        TWELVE MONTHS ENDED JUNE 30, 1999
                                 (dollars in thousands except per share amounts)



                                                                                              PRO FORMA

                                                       CELADON (1)    ZIPP (2)      ADJUSTMENTS        COMBINED
                                                       --------       -----         -----------        --------

Revenue                                                   $281,829    $39,695               ---        $321,524
Depreciation and amortization                               13,161      2,130 (3)          (100)         15,191
Other Operating Expense                                    253,377     33,140 (4)            83         286,600
                                                           -------    -------                --         -------

Operating Income                                            15,291      4,425                17          19,733

Interest Expense (Net)                                       7,385        779             1,406 (5)       9,570
Other Expense (Income)                                          85        (29)              ---              56
                                                        ----------    -------       -----------      ----------

Total Other Expense (Income)                                 7,470        750             1,406           9,626

Income Before Income Tax                                     7,821      3,675            (1,389)         10,107

Provision For Income Tax                                     2,980         39               830 (6)       3,849
                                                        ----------   --------         ---------           -----

Net Income                                               $   4,841     $3,636          $ (2,219)       $  6,258
                                                         =========     ======         =========        ========

Average Dilutive Shares                                      7,784                                        7,784
EPS                                                      $    0.62                                    $    0.80
                                                         =========                                    =========


NOTES TO PRO FORMA COMBINED INCOME STATEMENT

(1) Represents the years ended June 30, 1999 as reported in Celadon Group Inc.'s Form 10K.

(2) Represents the twelve months ended June 30, 1999 (unaudited) as reported by Zipp Express Inc.

(3) The above pro-form adjustment represents the following two items: (c)a To record amortization of the goodwill related to the acquisition ($674). (c)b To adjust Zipp depreciation expense as a result of applying fair value purchase accounting ($574).

(4)  Represents  elimination of rental expense and related  utilities for Laredo
     facilities   owned  by  Zipp  and  not  acquired  by  Celadon  through  the acquisition.

(5) Represents interest expense for borrowings ($1,142) and amortization of deferred financing fees ($264) incurred in connection with the acquisition.

(6)  To record tax effect of pro forma adjustments.

                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the use in Form 8K of Celadon Group, Inc. of our report dated March 4, 1999 and August 10, 1999, on our audits of the financial statements of Zipp Express, Inc. as of and for the years ended December 31, 1998 and 1997.





/s/  KATZ, SAPPER & MILLER, LLP
Certified Public Accountants

Indianapolis, Indiana
October 22, 1999


                                       24